Exhibit 21
Airgas, Inc. and Subsidiaries

Corporation Name	Domicile
Airgas, Inc.	DE
Airgas Canada, Inc.	Canada
Airgas Carbonic, Inc.	DE
Airgas Data, LLC	DE
Airgas East, Inc.	DE
Airgas Great Lakes, Inc.	DE
Airgas Intermountain, Inc.	CO
Airgas Investments, Inc.	DE
Airgas Merchant Gases, LLC	DE
Airgas Merchant Holdings, Inc.	DE
Airgas Mid America, Inc.	DE
Airgas Mid South, Inc.	DE
Airgas Nor Pac, Inc.	DE
Airgas North Central, Inc.	DE
Airgas Northern California & Nevada, Inc.	DE
Airgas Refrigerants, Inc.	DE
Airgas Retail Services, LLC	DE
Airgas S.A. de C.V.	Mexico
Airgas Safety, Inc.	DE
Airgas Sakhalin Holdings, Inc.	DE
Airgas Sakhalin, LLC	Russia
Airgas South, Inc.	DE
Airgas Southwest, Inc.	DE
Airgas Specialty Gases, Inc.	TX
Airgas Specialty Products, Inc.	DE
Airgas West, Inc.	CA
Airgas West, S.A.de C.V.	Mexico
A & N Beheer B.V.	Netherlands
A & N Management Limited	England
Medical Gas Management, Inc.	DE
Missouri River Holdings, Inc.	KS
National Welders Supply Company, Inc. d.b.a. Airgas National Welders	NC
Nitrous Oxide Corp.	DE
Oilind Safety, Inc	DE
Radnor Funding Corp.	DE
Red-D-Arc, Inc.	NV
Red-D-Arc (Netherlands) B.V.	Netherlands
Red-D-Arc (U.K.) Limited	UK
Red-D-Arc Limited	Canada
Red-D-Arc S.A.de C.V.	Mexico
WorldWide Welding, LLC	DE